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                                                                   EXHIBIT  23.1



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Stock Plan, 2000 Stock Plan and 2000 Employee Stock Purchase Plan of ISTA Pharmaceuticals, Inc. of our report dated February 2, 2001, with respect to the Consolidated Financial Statements of ISTA Pharmaceuticals, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                        /s/ Ernst & Young LLP


San Diego, California

March 26, 2001